Exhibit 10.7

INGERSOLL-RAND COMPANY

INCENTIVE STOCK PLAN OF 1995

(AMENDED AND RESTATED EFFECTIVE JULY 1, 2009)

SECTION 1. PURPOSES: The purposes of the Plan are (a) to provide additional incentives for Key Employees, by authorizing the payment of bonus or incentive compensation in shares of Common Stock and by encouraging Key Employees to invest in shares of Common Stock, thereby furthering their identity of interest with the interests of the Company’s shareholders, increasing their stake in the future growth and prosperity of the Company and stimulating and sustaining constructive and imaginative thinking, (b) to enable the Company, by offering incentives comparable to other organizations with which it competes in connection with the employment of senior level individuals, to induce the employment of the most highly-qualified individuals and the continued employment of Key Employees, and (c) to enhance the Company’s ability to attract and retain highly-qualified individuals as directors of the Company.

SECTION 2. DEFINITIONS: Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

Act: The Securities Exchange Act of 1934, as amended.

Affiliate: Used to indicate a relationship with a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such a specified person.

Associate: Used to indicate a relationship with a specified person, (a) any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which such specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity, (c) any relative or spouse of such specified person, or any relative of such spouse who has the same home as such specified person, or who is a director or officer of the Company or any of its parents or subsidiaries, and (d) any person who is a director, officer or partner of such specified person or of any corporation (other than the Company or any wholly-owned Subsidiary), partnership or other entity which is an Affiliate of such specified person.

Beneficial Owner: As such term is defined by Rule 13d-3 under the Act (or any successor provision at the time in effect); provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any of the Company’s outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.

Board of Directors or Board: The Board of Directors of the Company.

Change in Control of the Company: The occurrence of either of the following:

(a) any individual, corporation, partnership, group, association or other person or entity, together with its Affiliates and Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company), is or becomes the Beneficial Owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless a majority of the Continuing Directors determines in their sole discretion that, for purposes of the Plan, a Change in Control of the Company has not occurred; or

(b) the Continuing Directors shall at any time fail to constitute a majority of the members of the Board of Directors.

Notwithstanding any other provision of this Section or any other Section of the Plan to the contrary, none of the transactions contemplated by the Scheme of Arrangement under section 99 of the Bermuda Companies Act 1981 (the “Scheme of Arrangement”), pursuant to which the Class A common shares of the Company will be cancelled and the holders of such Class A common shares will receive, on a one-for-one basis, new shares of Ingersoll-Rand plc, a company incorporated and organized under the laws of Ireland (“IR-Ireland”) (or, in the case of any fractional interests in shares, cash), and new common shares of Ingersoll-Rand Company Limited will be issued to IR-Ireland (the “Transaction”) shall trigger, constitute or be deemed a Change in Control of the Company.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Committee: Such committee or committees as shall be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 12.

Common Stock: The Common Stock of the Company, par value $2 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of paragraph (a) of Section 10. Effective July 1, 2009 “Common Stock” means the ordinary shares of the Company, par value $1.00 per share.

Common Stock Equivalents: Such of the rights and benefits of the actual owner of shares of Common Stock as the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) may determine, including the right to receive dividends and the right to receive the amount of appreciation in value, if any, on such shares of Common Stock from the date the grant of such Common Stock Equivalents became effective until they become payable to the holder.

Company: Ingersoll-Rand Company, a New Jersey corporation. Effective July 1, 2009, “Company” means Ingersoll-Rand plc, an Irish company.

Continuing Director: A director who either was a member of the Board on April 27, 1995 or who became a member of the Board subsequent to such date and whose election, or nomination for election by the Company’s shareholders, was Duly Approved by the Continuing

Directors at the time of such nomination or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board in which such person is named as a nominee for director; provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

Disability: Such term as defined under the pension, retirement or appropriate benefit plan or plans of the Company or a Subsidiary applicable to the Key Employee.

Dividend Equivalents: A right to receive immediately or on a deferred basis, whether or not subject to forfeiture, an amount equivalent to all or part of dividends paid or payable on a share of Common Stock subject to a Stock Incentive.

Duly Approved by the Continuing Directors: An action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.

Fair Market Value: As applied to any date, the mean between the high and low sales prices of a share of Common Stock on such date in New York Stock Exchange Composite Transactions, as reported in The Wall Street Journal or another newspaper of general circulation, or, if no such sales were made on such date, on the next preceding date on which there were such sales so reported. If the Common Stock is not listed or admitted to trading on the New York Stock Exchange, the Fair Market Value of the Common Stock shall be the closing sales price of one share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market of the Common Stock, as reported by the National Association of Securities Dealers Inc. Automated Quotations system or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices of the Common Stock as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the Fair Market Value shall be determined in good faith by the Continuing Directors.

Incentive Compensation: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or not, whether discretionary or required to be paid pursuant to an agreement, resolution, arrangement, plan or practice and whether payable currently or on a deferred basis, in cash, Common Stock or other property, awarded by the Company or a Subsidiary.

Independent Directors Committee: The members of the Board who satisfy the requirements to be both (a) “disinterested persons” within the meaning of Rule 16b-3 under the Act (or any successor rule or regulation), and (b) “outside directors” within the meaning of Section 162(m) of the Code and the rules and regulations promulgated thereunder (or any successor provision, rules or regulations).

Key Employee: An employee of the Company or a Subsidiary, including an officer or director who is an employee, who in the opinion of the Committee (or the Independent Directors Committee, with respect to employees who are also members of the Board), can contribute significantly to the growth and successful operations of the Company or such Subsidiary. The granting of a Stock Incentive to an employee pursuant to the Plan shall be deemed a determination that such employee is a Key Employee.

Outside Director: A member of the Board (including an emeritus member) who is not an officer or employee of the Company, a Subsidiary or Affiliate.

Option: An option to purchase a share of Common Stock.

Plan: The Incentive Stock Plan of 1995 herein set forth as the same may from time to time be amended.

Retirement: Such term as defined under the pension or retirement plan or plans of the Company or a Subsidiary applicable to the Key Employee, pursuant to which the Key Employee is receiving or will, upon such retirement, be entitled to receive retirement benefits.

Stock Appreciation Right: A right to receive a number of shares of Common Stock, or, with the approval of the Committee (or the Independent Directors Committee in the case of grants to employees who are also members of the Board), cash, in either event based on the increase in the Fair Market Value of the number of shares of Common Stock subject to such right, as set forth in Section 7.

Stock Award: An issuance or transfer of shares of Common Stock at the time a Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future. As provided in Section 5, Stock Awards may be designated as Employment Stock Awards or Performance Stock Awards.

Stock Incentive: A Stock Incentive granted under the Plan in one of the forms provided for in Section 3.

Subsidiary: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

SECTION 3. GRANTS OF STOCK INCENTIVES:

(a) Subject to the provisions of the Plan, the Committee may at any time, and from time to time, grant Stock Incentives to, and only to, Key Employees; provided, however, that a Stock Incentive may be granted to a Key Employee who at the time of such grant is a member of the Board of Directors only by the Independent Directors Committee based upon a recommendation of the Committee.

(b) Stock Incentives may be granted in the following forms:

(i) a Stock Award, in accordance with Section 5, or

(ii) an Option, in accordance with Section 6, or

(iii) a Stock Appreciation Right, in accordance with Section 7, or

(iv) any combination of the foregoing.

SECTION 4. STOCK SUBJECT TO THE PLAN:

(a) Subject to the provisions of paragraph (c) of this Section 4 and of paragraph (a) of Section 10, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Stock Incentives granted under the Plan shall not exceed 6,000,000 shares of Common Stock. No Key Employee shall be granted in the aggregate Stock Incentives (excluding Stock Awards) relating to more than 15% of the aggregate number of shares of Common Stock issuable or transferable under the Plan.

(b) Authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, may be used, as the Board of Directors may from time to time determine, for purposes of the Plan; provided, however, that any shares acquired or held by the Company for the purposes of the Plan shall, unless and until transferred to a Key Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Company irrespective of whether such shares are entered in a special account for purposes of the Plan, and shall be available for any corporate purpose.

(c) If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Stock Incentive, or, subject to the provisions of paragraph (i) of Section 6 and paragraph (d) of Section 7, for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company or a Subsidiary because of an employee’s failure to comply with the terms and conditions of a Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Company or a Subsidiary, shall no longer be charged against the limitation provided for in paragraph (a) of this Section 4 and may again be made subject to Stock Incentives.

SECTION 5. STOCK AWARDS: Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

(a) A Stock Award shall be granted only (i) in payment of Incentive Compensation that has been earned or (ii) as Incentive Compensation to be earned.

(b) Shares of Common Stock subject to a Stock Award may be issued or transferred to a Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) shall determine. In the event that any such issuance or transfer shall not be made to the Key Employee at the time the Stock Award is granted, the Committee (or the Independent Directors Committee, as the case may be) may provide for the payment or crediting to such Key Employee of Dividend Equivalents. Any amount payable in shares of Common Stock under the terms of a Stock Award may, in the discretion of the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), be paid in cash on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

(c) A Stock Award shall contain such terms and conditions as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) shall determine with respect to payment or forfeiture of all or any part of the Stock Award upon termination of employment or the occurrence of other circumstances.

(d) A Stock Award shall be subject to such other terms and conditions, including, without limitation, restriction on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written instrument in such form as the Committee shall determine, provided the Stock Award is consistent with the Plan and incorporates it by reference.

(e) All or part of a Stock Award may be designated as an Employment Stock Award, as to which the shares so designated shall only be issued if the Key Employee to whom such Stock Award has been granted meets the employment terms and conditions specified by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) at the time such Stock Award is granted.

(f) All or part of a Stock Award may be designated as a Performance Stock Award, as to which the shares so designated shall only be issued if certain pre-established performance goals are met during the term of the grant. The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may establish such performance goals in writing at the time the Performance Stock Award is granted subject to these performance restrictions or it may establish such goals early in each year during the term of the grant, provided it indicates, at the time of grant, what portion of the Performance Stock Award will be available to be earned each year during the term of the award based on each year’s performance goals. The performance goals established by the Committee (or the Independent Directors Committee, as the case may be) may be based, among other factors, upon the attainment of specified earnings per share, return on asset or asset management goals or upon the Company’s total return to shareholder ranking relative to a pre-established comparator group of companies. Shares subject to a Performance Stock Award granted to any individual whose compensation from the Company is covered by Section 162(m) of the Code shall be issued only after the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) certifies in writing that the performance goals have been met.

SECTION 6. OPTIONS: Stock Incentives in the form of Options shall be subject to the following provisions:

(a) The price per share at which a share subject to an Option may be purchased shall be determined by the Committee (or the Independent Directors Committee in the case of an Option grant to a Key Employee who is also a member of the Board), but in no instance shall be less than the Fair Market Value of a share of Common Stock on the date such Option is granted.

(b) Each Option shall expire at such time as the Committee (or the Independent Directors Committee, as the case may be) may determine on the date such Option is granted, but no later than ten years from the date such Option is granted. The Committee (or the Independent Directors Committee, as the case may be) may, at any time prior to the expiration of the Option, extend its term for a period ending not later than ten years from the date such Option is granted and any such extension shall not be deemed the grant of a new or additional Option for any purpose under the Plan.

(c) The Option may be exercised solely by the person to whom it is granted, except as hereinafter provided in the case of such person’s death or Disability. During the lifetime of the optionee, the Option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

(d) Each optionee must complete twelve months of continuous employment with the Company or Subsidiary, or both, before any part of the Option may be exercised by such optionee.

(e) After the completion of the required period of employment, the Option may be exercised, in whole or in part, and from time to time during the balance of the term of the Option, subject to the terms and conditions specified in the Option or by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board).

(f) Unless otherwise determined by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), each Option shall terminate if and when the optionee shall terminate employment with the Company and its Subsidiaries, except that if the optionee shall die or become subject to a Disability while in the employ of the Company or of a Subsidiary, then the Option shall be exercisable within such period as shall be set forth in the Option, by the optionee or by such person or persons as shall have acquired the optionee’s rights under the Option by will or by the laws of descent and distribution, or by the optionee’s guardian, conservator or similar legal representative, but not later than three years after the date of death or Disability. In the event of the Retirement of the optionee, if the optionee shall have completed at least twelve months of continuous employment (or such shorter period as the Committee, or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board, may determine) then the Option shall be exercisable within such period as shall be set forth in the Option but not later than three years after the date of Retirement (or such longer period as the Committee, or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board, may determine).

(g) Shares purchased under the Option shall be paid for in full at the time of the exercise of the Option as to such shares upon such terms as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may approve, including cash, secured or unsecured indebtedness, by exchange for other property (including shares of Common Stock), by delivery of irrevocable instructions to a financial institution to deliver promptly to the Company the portion of sale or loan proceeds sufficient to pay the Option exercise price, or otherwise.

(h) The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may at any time and from time to time provide for the payment to an optionee of Dividend Equivalents.

(i) The Option agreements or Option grants authorized by the Plan may contain such other provisions as the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) shall deem advisable. Without limiting the foregoing, if so authorized by the Committee (or the Independent Directors Committee, as the case may be) and subject to such terms and conditions as are specified in the Option or by the Committee (or the Independent Directors Committee, as the case may be), the Company may, with the consent of the holder of the Option, and at any time or from time to time, cancel all or a portion of the Option then subject to exercise and discharge its obligation in respect of the Option either by payment to the holder of an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so cancelled over the aggregate purchase price of such shares, or by the issuance or transfer to the holder of shares of Common Stock with the Fair Market Value, at such time or times equal to any such excess, or by a combination of cash and shares. The number of shares of Common Stock subject to the Option, or portion thereof, so cancelled shall, in the event that a payment of money or transfer of shares is made by the Company in respect of such cancellation, be charged against the maximum limitation set forth in paragraph (a) of Section 4 of the Plan.

(j) Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

SECTION 7. STOCK APPRECIATION RIGHTS:

(a) Stock Appreciation Rights may be granted in connection with any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of the Option, or may be granted independently of the grant of an Option.

(b) If granted in connection with an Option, Stock Appreciation Rights shall entitle the holder of the related Option, upon surrender of the Option, or any portion thereof, to exercise the Stock Appreciation Rights, to the extent unexercised, and to receive a number of shares of Common Stock, or cash, determined pursuant to paragraph (c)(iii) of this Section 7. Such Option shall, to the extent so surrendered, thereupon cease to be exercisable. If granted independently of an Option, Stock Appreciation Rights shall entitle the holder of the Stock Appreciation Rights to receive a number of shares of Common Stock, or cash, determined pursuant to paragraph (c)(iii) of this Section 7.

(c) Stock Appreciation Rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board):

(i) If granted in connection with an Option, Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable, except that, at the time of granting such Stock Appreciation Rights, the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may provide that the period during which such Stock Appreciation Rights may be exercised shall expire prior to the expiration of the period during which the related Option may be exercised. If granted independently of an Option, Stock Appreciation Rights shall be exercisable at such time or times as shall be determined by the Committee (or the Independent Directors Committee, as the case may be) at the time of the grant of the Stock Appreciation Rights but, unless otherwise determined by the Committee (or the Independent Directors Committee, as the case may be), in no event later than the date the employment of the holder of the Stock Appreciation Rights shall have terminated other than by reason of death, Disability or Retirement. In the event of termination of employment by reason of death or Disability, Stock Appreciation Rights shall be exercisable for such period as the Committee (or the Independent Directors Committee, as the case may be) may specify at the time of granting of the Stock Appreciation Rights, but in no event later than three years after such termination of employment by the holder of the Stock Appreciation Rights or by the beneficiary designated pursuant to paragraph (1) of Section 13, and in the case of Retirement, no later than three years after the date of such Retirement. Unless otherwise determined by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), each Stock Appreciation Right shall terminate if and when the holder thereof shall terminate employment with the Company and its Subsidiaries for reasons other than the death, Disability or Retirement of such holder.

(ii) Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Stock Appreciation Rights shall have completed at least twelve months of continuous service with the Company or a Subsidiary, or both, immediately following the date upon which the Stock Appreciation Rights shall have been granted.

(iii) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of shares equal in Fair Market Value on the date of exercise to the amount by which the Fair Market Value of one share of Common Stock on the date of such exercise shall exceed the Fair Market Value of a share of Common Stock on the date of grant of such Stock Appreciation Rights multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised. The Company may determine, by action of the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), to settle all or any part of its obligation arising out of an exercise of Stock Appreciation Rights by the payment of cash equal to the aggregate value of shares of Common Stock (or a fraction of a share) that it would otherwise be obligated to deliver under the preceding sentence of this paragraph (c)(iii) of Section 7.

(d) To the extent that Stock Appreciation Rights shall be exercised, an Option in connection with which such Stock Appreciation Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitation set forth in the Plan under which such Option shall have been granted. In the case of Stock Appreciation Rights granted independently of an Option, the number of shares of Common Stock in respect of which such Stock Appreciation Rights shall be exercised shall be charged against the maximum limitation set forth in paragraph (a) of Section 4.

(e) If so directed by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) at any time and from time to time, the grant of Stock Appreciation Rights may provide for payment of Dividend Equivalents to the holder of the Stock Appreciation Rights.

(f) Stock Appreciation Rights may provide that, upon exercise of such Stock Appreciation Rights, the shares or cash, as the case may be, which the holder of such Stock Appreciation Rights shall be entitled to receive, shall be distributed or paid in such installments and over such number of years as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may direct, with distribution or payment of each such installment contingent upon continued services of the employee to the Company or a Subsidiary, or both (except for death, Disability, Retirement or termination of employment by the Company or with its consent), to the time for distribution or payment of such installment.

SECTION 8. DIVIDEND EQUIVALENTS: A grant of Dividend Equivalents shall be made subject to such terms and conditions as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may determine, and may be awarded only in connection with a Stock Incentive granted under Section 5, 6 or 7. Dividend Equivalents may be awarded either at the time of grant of a Stock Incentive or at any time thereafter during the term of the Stock Incentive. Dividend Equivalents may be payable or credited either in cash, shares of Common Stock, or in Common Stock Equivalents. If credited in Common Stock or in Common Stock Equivalents, they shall be credited at the Fair Market Value of a share of Common Stock on the day of such crediting. The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may provide that any amounts representing dividends earned by Common Stock Equivalents may either be paid currently or credited in cash or in Common Stock or that they may be represented by further Common Stock Equivalents, or any combination thereof. The Committee (or the Independent Directors Committee, as the case may be) may provide that when Common Stock Equivalents shall become payable to the holder, they may be paid in cash or in shares of Common Stock, or a combination of both. To the extent that any payment to the holder with respect to Dividend Equivalents is made in shares of Common Stock, the number of shares of Common Stock used for such payment shall be charged against the maximum limitation set forth in paragraph (a) of Section 4.

SECTION 9. OUTSIDE DIRECTORS’ OPTIONS:

(a) On the date of the first Board of Directors meeting after each annual meeting of the shareholders (commencing with the Board of Directors meeting after the 1995 annual meeting of shareholders), each Outside Director shall automatically be granted Options to purchase 1,500 shares of Common Stock. In the event an adjustment is made under the provisions of Section 10 in the outstanding unexercised Options granted to Outside Directors hereunder, a similar adjustment shall be made in the number of Options to be granted to Outside Directors subsequent to the effectiveness of such adjustment.

(b) The price at which each share of Common Stock covered by Options granted to Outside Directors may be purchased shall be the Fair Market Value of the Common Stock on the date the Options are granted.

(c) Options granted to Outside Directors hereunder shall be fully vested on the date of grant and shall become exercisable on the first anniversary of such date of grant. Such Options may be exercised by the Outside Director during the period that the Outside Director remains a member of the Board and for a period of five years following retirement or resignation, provided that in no event shall any such Option be exercisable more than ten years after the date of grant.

(d) In the event of the death of an Outside Director, the Options shall be exercisable only within the three years next succeeding the date of death, and then only by the executor or administrator of the Outside Director’s estate or by the person or persons to whom the Outside Director’s rights under the Options shall pass by the Outside Director’s will or the laws of descent and distribution, provided that in no event shall the Option be exercisable more than ten years after the date of grant.

(e) Except as expressly provided in this Section 9, Options granted to Outside Directors shall be subject to the terms and conditions of Section 6 regarding the terms of Options and to the other relevant provisions of the Plan.

SECTION 10. ADJUSTMENT AND CHANGE IN CONTROL PROVISIONS:

(a) In the event that any recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation, or new, different or additional shares of other securities of the Company or of another corporation are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (i) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives, (ii) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (iii) the purchase price to be paid per share under outstanding Options and other Stock Incentives, (iv) the Fair Market Value of a share of Common Stock on the date of grant of outstanding Stock Appreciation Rights, (v) the dates or events upon which Options and Stock Appreciation Rights may be exercised, which may, in appropriate instances, be related to specific dates or events under any of the aforesaid actions, and (vi) the price to be paid per share by the Company or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such share or other securities, shall in each case be equitably adjusted. In addition, the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) may, in its discretion, make the adjustments described above in this paragraph (a) of Section 10 in the event the Company pays a cash dividend in respect of the Common Stock other than a regular quarterly dividend.

(b) Notwithstanding any other provision of the Plan to the contrary (and notwithstanding any requirement that conditions the receipt of benefits of a Stock Incentive granted hereunder on the completion of a specified period of employment by the holder thereof or on the attainment of certain performance goals by the Company or any group, subsidiary or division thereof), in the event of a Change in Control of the Company the holders of Stock Incentives outstanding as of the date of the occurrence of the Change in Control of the Company shall have the right to surrender such Stock Incentives within the 60-day period following the occurrence of the Change in Control of the Company and to receive cash as consideration for such surrender in accordance with the following:

(i) A holder of a Stock Award being surrendered shall be entitled to the amount equal to the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control occurs, multiplied by the number of shares in respect of which the Stock Award shall have been surrendered.

(ii) A holder of Options being surrendered shall be entitled to the amount by which the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control occurs exceeds the exercise price of one share of Common Stock subject to such Option, multiplied by the number of shares in respect of which the Option shall have been surrendered.

(iii) The holder of Stock Appreciation Rights being surrendered shall be entitled to the amount by which the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control occurs exceeds the Fair Market Value of one share of Common Stock on the date of grant of such Stock Appreciation Rights (as adjusted, if applicable under the terms of the Plan), multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been surrendered. Stock Appreciation Rights granted in connection with the grant of Options may be surrendered only if surrendered together with the surrender of the related Options and the holder thereof shall be entitled to the payment described in this subparagraph (iii) only.

(iv) All payments to be made pursuant to this paragraph (b) of Section 10 shall be made within ten days of the delivery of written notice of such surrender by the holder to the Company.

SECTION 11. TERM: The Plan shall be deemed adopted and shall become effective on the date it is approved by the shareholders of the Company. No Stock Incentives shall be granted under the Plan after April 30, 2000.

SECTION 12. ADMINISTRATION:

(a) The Plan shall be administered by the Committee which shall consist of not less than three directors of the Company designated by the Board; provided, however, that no director shall be designated as or continue to be a member of the Committee, unless such director shall be (i) a “disinterested person” within the meaning of Rule 16b-3 under the Act (or any successor rule or regulation) and (ii) an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (or any successor provision, rules or regulations).

(b) The Committee shall have full authority to act for the Company under the Plan, except (i) to the extent the Plan delegates such authority to the Independent Directors Committee, (ii) the authority to amend or discontinue the Plan, which power shall be solely that of the Board, or (iii) to change the terms of any grant of Options to the Outside Directors from that provided for herein. All actions of the Independent Directors Committee shall be based upon recommendations of the Committee.

(c) The Committee may establish such rules and regulations not inconsistent with the provisions of the Plan as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(d) Any action required or permitted to be taken by the Committee (or the Independent Directors Committee) under the Plan shall require the affirmative vote of a majority of all the members of the Committee (or the Independent Directors Committee, as the case may be). The Committee (or the Independent Directors Committee) may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all of the members of the Committee (or the Independent Directors Committee), and any such written determination shall be as fully effective as a unanimous vote at a meeting.

(e) Members of the Committee and the Independent Directors Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

SECTION 13. GENERAL PROVISIONS:

(a) With respect to any shares of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) may direct and, without limiting the generality of the foregoing, provision may be made in the grant of Stock Incentives that shares issued or transferred upon their grant or exercise shall be subject to forfeiture upon failure to comply with conditions and restrictions imposed in the grant of such Stock Incentives.

(b) The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may fix a uniform date, within any specified period, either before or after the date so fixed, as of which any exercise of an Option or Stock Appreciation Rights shall be deemed to be effective.

(c) The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may, in its discretion, in the event of termination of employment with the consent of the Company or the death, Retirement or Disability of the holder of a Stock Incentive, reduce the period of employment required before such Stock Incentive may be exercised.

(d) In the event of the termination of employment with the consent of the Company of an optionee or a Key Employee who is a holder of Stock Appreciation Rights, other than by death, Retirement or Disability, the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may extend the period during which such Options or Stock Appreciation Rights may be exercised after the date of termination of employment but not beyond the expiration date of the term of the Options or Stock Appreciation Rights.

(e) Whether an authorized leave of absence or an absence for military or government service shall constitute termination of employment or interruption of required additional continuous employment for the purpose of the Plan shall be determined by the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board).

(f) Nothing in the Plan nor in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

(g) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

(h) No holder of a Stock Incentive (individually or as a member of a group), and no beneficiary or other person claiming under or through such holder, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued or transferred to such individual.

(i) The Company or a Subsidiary may, with the approval of the Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be a Key Employee at the time of grant, and, notwithstanding any other provision of the Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Committee takes action to implement such agreement or commitment.

(j) In the case of a grant of a Stock Incentive to any employee of a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Committee, on the date it is delivered by the Subsidiary, or on such other date between such two dates, as the Committee shall specify.

(k) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or Subsidiary determines it is required to withhold in connection with any Stock Incentive.

(l) No Stock Incentive and no rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish, a beneficiary may be designated in respect of a Stock Incentive in the event of the death of the holder of such Stock Incentive and except that if such beneficiary shall be the executor or administrator of the estate of the holder of such Stock Incentive, any rights in respect of such Stock Incentive may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Stock Incentive or, in the case of intestacy, under the laws relating to intestacy. A Stock Incentive shall be exercisable during the lifetime of the holder thereof only by the holder or by the holder’s guardian, conservator or similar legal representative.

(m) Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

(n) The place of administration of the Plan shall conclusively be deemed to be within the State of New Jersey and the validity, construction, interpretation and administration of the Plan and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of New Jersey. Without limiting the generality of the foregoing, the period within which any action must be commenced arising under or in connection with the Plan, or any payment or award made or purportedly made under or in connection therewith, shall be governed by the laws of the State of New Jersey, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

SECTION 14. AMENDMENT OR DISCONTINUANCE OF PLAN:

(a) The Plan may be amended by the Board at any time; provided, however, that, without the approval of the shareholders of the Company, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of Section 4, (ii) amends the provisions of paragraph (a) of Section 12 with respect to the eligibility of the members of the Committee, (iii) permits any person to be granted a Stock Incentive who is not at the time of such grant a Key Employee or an Outside Director, (iv) amends any provision of the Plan insofar as it applies specifically to Options granted or to be granted to Outside Directors, (v) amends Section 11 to extend the term of the Plan, or (vi) amends this Section 14.

(b) The Board may by resolution adopted by a majority of the entire Board discontinue the Plan.

(c) No amendment or discontinuance of the Plan shall adversely affect any Stock Incentive theretofore granted without the consent of the holder thereof.

IN WITNESS WHEREOF, the Company has caused this amendment and restatement to be executed by its duly authorized representative as of July 1, 2009.

INGERSOLL-RAND PLC

By:	/s/ Barbara A. Santoro
Barbara A. Santoro Vice President & Secretary

17